Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a party other than the Registrant [x]

Check the appropriate box:
[X]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as
          permitted by Rule 14A-6 (e)(2))
[ ]       Definitive Proxy Statement
[ ]       Deifinitive Additional Materials
[ ]       Soliciting Materials Pursuant to ss.240.14a-11c or
          SS.240.14a-12



                Warwick Valley Telephone Company
        (Name of Registrant as Specified In Its Charter)

                        Phillip Goldstein
   (Name of Person(s) Filing Proxy Statement if other then the
                           Registrant)


PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
          DIRECTORS OF WARWICK VALLEY TELEPHONE COMPANY

  ANNUAL MEETING OF STOCKHOLDERS (To be held on April 25, 2003)

     My name is Phillip Goldstein. I am a common shareholder of Warwick Valley Telephone Company, Inc. (the "Company") and an
investment advisor.   I am sending this proxy statement and the
enclosed GREEN proxy card to all stockholders of record on March 18, 2003 (the "Record Date") of the Company. I am soliciting a proxy to vote your shares at the 2003 Annual Meeting of Stockholders of the Company (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to the Company's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by the shareholders including the election of directors.

     This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Company on or about April
1, 2003.

                          INTRODUCTION

     The following are the matters that the Company has stated may be voted upon at the meeting:

I. The election of three persons to serve as directors until 2006.

IA.         To fix the number of directors at nine.

     The following amendments to the Company's Certificate of
  Incorporation:

IIA.        To increase the number of authorized common shares
  and change from no-par to $0.01 par.

IIB.        To effect a 3-for-1 split of the common shares

IIC. To increase the number of authorized preferred shares from 7,500 to 10,005,000, change the par value of unissued preferred shares and allow the board of directors to issue additional preferred stock for the purpose of deterring an acquisition of the Company.

IID. To revise the Company's purpose clause.

IIE. To change the number of directors.

IIF. To give the board of directors the ability to remove directors for cause.

IIG. To delete obsolete provisions from the Company's Certificate of Incorporation.

III. Such other business as may properly come before the meeting.

IV. If presented, a shareholder proposal recommending that the Company spin off its interest in the Orange County-
     Poughkeepsie Cellular Partnership.

V. My proposal recommending that the Company register with the Securities and Exchange Commission as an investment company.

     With respect to these matters, I am soliciting a proxy to vote your shares FOR the election of my nominees,
 FOR Proposals III, IV and V and AGAINST Proposal IIC. I am making no recommendation with respect to the remaining proposals.


How Proxies Will Be Voted

     All of the proposals scheduled by the Company to be voted upon at the meeting are included on the enclosed GREEN proxy card. If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of my nominees to the Board, FOR Proposals III, IV and V, AGAINST Proposal IIC and will ABSTAIN on the remaining proposals. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting including matters relating to the conduct of the meeting.

Voting Requirements

     If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the proxy holder(s) may propose one or more adjournments of the meeting to permit further solicitation of proxies, consideration of matters of which I am not aware at this time, or negotiations with the incumbent directors. If an adjournment of the meeting is proposed, the proxy holder(s) will vote for or against such adjournment in their discretion. Please refer to the Company's proxy statement for the quorum requirements and the voting requirements for each proposal it will present. The Company has stated that none of Proposals IIA, B or C will be adopted unless all of them are approved by shareholders. Proposals IV and V each require a majority of the votes cast for approval.

Revocation of Proxies

     You may revoke any proxy
prior to its exercise by (i) delivering a written revocation of your proxy to any person who will present it at the meeting; (ii) executing and delivering a later dated proxy to me or to the Company or to our respective agents; or (iii) voting in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Shareholder

     I, Phillip Goldstein, am the Soliciting Shareholder. My address is 60 Heritage Drive, Pleasantville, NY 10570. I am an investment manager who presently manages investment portfolios with assets in excess of $75 million. Since December 1, 1992, I have been the president and 50% shareholder of Kimball & Winthrop, Inc., the general partner of Opportunity Partners L.P., a private investment partnership. I am also the portfolio manager of Opportunity Partners. Since 1996, I have taken an active role in urging the management of other companies to take various actions that I believe would benefit those companies and their shareholders. My actions have included discussions with management, submitting shareholder proposals, conducting a proxy contest and filing a lawsuit alleging breach of fiduciary duty.

     I am deemed to be the beneficial owner of 41,260 shares of Common Stock held in brokerage accounts by my clients (including Opportunity Partners) and me. All of our purchases of Common Stock have been within the past two years. There have been no sales of Common Stock.

                  REASONS FOR THE SOLICITATION

     For the reasons stated below, I believe that (1) the Company should register with the Securities and Exchange Commission ("SEC") as an investment company (Proposal V), and (2) shareholders should not approve management's proposal for a massive increase in the number of authorized preferred shares (Proposal IIC). Therefore, I am soliciting proxies for Proposal V and against Proposal IIC and to elect three directors who support these objectives.

                PROPOSAL 1: ELECTION OF DIRECTORS

     At the meeting, I will nominate the following persons for election as a director for a term expiring in 2006.

Phillip Goldstein (Age 58), 60 Heritage Drive, Pleasantville, NY
10570
Since 1992, Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and president of the general partner of Opportunity Partners, a private investment partnership. From 1998-2000, he was a director of Clemente Strategic Value Fund and in 2000 was elected a director of Mexico Equity & Income Fund, The Italy Fund and Dresdner RCM Global Strategic Income Fund and in 2001 he was elected a director of Brantley Capital Corporation.

Andrew Dakos (Age 37), 14 Mill Street, Lodi, NJ  07644
Private investor.  President and CEO of UVitec Printing Ink, Inc.
since 1997.  Mr. Dakos was a director of the Dresdner RCM
Strategic Global Income Fund from 2000 to 2002 and he has been a director of The Mexico Equity and Income Fund since 2000.

Gerald Hellerman (Age 64), 10965 Eight Bells Lane, Columbia, MD
21044
Managing Director of Hellerman Associates, a financial and corporate consulting firm; Trustee of Third Avenue Value Trust since 1993; Trustee of the Third Avenue Variable Series Trust since 1999; director of Clemente Strategic Value Fund from 1998 to 2000; director of The Mexico Equity and Income Fund since 2000.


     I beneficially own on behalf of my clients and myself 41,260 shares of the Company including one share of record. Mr. Dakos beneficially owns on behalf of his clients and himself 1,800 shares of the Company. Mr. Hellerman does not own any shares. None of my nominees have any arrangement or understanding with any person with respect to any future employment by the Company or by any affiliate of the Company.

     The persons named as proxies on the enclosed GREEN proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the above persons, each of whom have consented to stand for election and to serve if elected. If any nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, as is designated by the proxy holder(s).

                          PROPOSAL IIC

     Approval of this proposal would authorize an increase in the number of preferred shares from 7,500 to 10,005,000, change the par value of unissued preferred shares and allow the board of directors to issue additional preferred stock for the purpose of deterring an acquisition of the Company. I am opposed to this proposal for two reasons: (1) It could lead to a dramatic increase in the Company's financial leverage and consequently the financial risk to the Company's Common shareholders, and (2) If an offer for the Common shares is made at much more than the market price and the Common shareholders wish to accept it, the board of directors, who may be concerned about losing their positions, could issue preferred stock to prevent the offer from being consummated. In the absence of contrary instructions, the proxy holder(s) will vote your shares AGAINST this proposal. As noted, The Company has stated that none of Proposals IIA, B or C will be adopted unless all of them are approved by shareholders.

                           PROPOSAL IV

The Company has stated that a shareholder may present a proposal recommending that the Company spin off its interest in the Orange County-Poughkeepsie Cellular Partnership
  (the "OCP Partnership"). I believe this proposal should be approved for two reasons: (1) It would allow stockholders to get the full benefit of the income distributed by the OCP Partnership in an efficient manner and without the double taxation to which they are now subjected, and
(2) It will virtually eliminate the possibility that the SEC will sue the Company to compel it to register as an investment company.  In the absence of contrary instructions, the proxies will vote your shares FOR this proposal if it is presented.

                           PROPOSAL V

     I intend to introduce a proposal recommending that the Company register with the Securities and Exchange Commission as
an investment company.   Under the Investment Company Act of 1940
("ICA"), a company that owns investment securities having a value exceeding 40% of the value of its total assets is an investment company and is required to register with the Securities and
Exchange Commission ("SEC") as an investment company.   The
Company interest in the Orange County-Poughkeepsie Cellular Partnership alone appears to be worth significantly more than 40% of its total assets. Therefore, it is very likely that the Company is an investment company and as such, required to register with the SEC. In fact, the Company attempted to convince the SEC to exempt it from registration as an investment company but failed. Unless it voluntarily registers as an investment company, there is the risk that the SEC will file a lawsuit to compel it to register. Such a lawsuit could have an adverse effect on the company's stock price. Moreover, registering as an investment company will result in special protection for the Company's shareholders designed to protect them from theft, self-dealing, fraud, excessive fees, excessive leverage and breach of fiduciary duty. If you have been reading the newspapers for the last year or two you will appreciate how important these protections can be to investors. For example, had a company like Enron been registered as an investment company, the shenanigans that occurred there might not have been attempted. In the absence of contrary instructions, the proxy holder(s) will vote your shares FOR this proposal.

                        THE SOLICITATION

   I am making this solicitation personally. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

  Initially, I will personally bear all of the expenses related to this proxy solicitation. Because I believe that the shareholders will benefit from this solicitation, I intend to seek reimbursement of these expenses from the Company. Shareholders will not be asked to vote on the reimbursement of solicitation expenses incurred by either the incumbent directors or me. I estimate that my expenses will be about $10,000. As of April 1, 2003, my expenses have been approximately $------.

  There is no arrangement or understanding involving me or any affiliate of mine that relates to future employment by the Company or any future transaction with the Company.

                      ADDITIONAL PROPOSALS

  I know of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Company's proxy statement. Unless instructed otherwise, if any other matters are properly presented for consideration at the meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED: April 1, 2003



















                           PROXY CARD

   PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF
 WARWICK VALLEY TELEPHONE COMPANY, INC. BY PHILLIP GOLDSTEIN FOR
      THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 2003

The undersigned hereby appoints Andrew Dakos and Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Warwick Valley Telephone Company, Inc. at 2:00 p.m. on April 25, 2003, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate
[]).

I.   ELECTION OF THREE DIRECTORS

     FOR all of the nominees listed below [   ]WITHHOLD AUTHORITY
     [   ]
     (except as indicated to the contrary below) to vote for all of the nominees listed below

          PHILLIP GOLDSTEIN, ANDREW DAKOS AND GERALD HELLERMAN

     To withhold authority to vote for one or more nominees, enter the name(s) of the nominee(s) below.

     ____________________________________________________________
     __________________

IA.    TO FIX THE NUMBER OF DIRECTORS AT NINE.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

  TO CONSIDER THE FOLLOWING AMENDMENTS TO THE COMPANY'S
  CERTIFICATE OF INCORPORATION:

IIA.   TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES AND
  CHANGE FROM NO-PAR TO $0.01 PAR.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IIB. TO EFFECT A 3-FOR-1 SPLIT OF THE COMMON SHARES.

  FOR [   ]        AGAINST [   ]                    ABSTAIN [  ]

IIC. TO  INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES  FROM
     7,500 to 10,005,000, CHANGE THE PAR VALUE OF UNISSUED SHARES AND ALLOW THE BOARD OF DIRECTORS TO ISSUE ADDITIONAL PREFERRED STOCK FOR THE PURPOSE OF DETERRING AN ACQUISITION OF THE COMPANY.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IID. TO REVISE THE COMPANY'S PURPOSE CLAUSE.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IIE. TO CHANGE THE NUMBER OF DIRECTORS.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IIF. TO GIVE THE BOARD OF DIRECTORS THE ABILITY TO REMOVE
     DIRECTORS FOR CAUSE.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IIG. TO DELETE OBSOLETE PROVISIONS FROM THE CERTIFICATE OF
     INCORPORATION.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

III. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

IV. TO RECOMMEND THAT THE COMPANY SPIN OFF ITS INTEREST IN THE
ORANGE COUNTY-POUGHKEEPSIE CELLULAR PARTNERSHIP.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

V. TO RECOMMEND THAT THE COMPANY REGISTER WITH THE SECURITIES AND
EXCHANGE COMMISSION AS AN INVESTMENT COMPANY.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposals I, FOR Proposals III, IV and V, AGAINST Proposal IIC and will ABSTAIN on the remaining proposals. The undersigned hereby acknowledges receipt of the proxy statement dated April 1, 2003 of Phillip Goldstein and revokes any proxy previously executed. (Important
- Please be sure to enter date.)

..
SIGNATURE (S)_____________________________Dated: _______________